FOR IMMEDIATE RELEASE:

                 COLLABORATIVE CLINICAL RESEARCH, INC. ANNOUNCES
                      SECOND QUARTER AND SIX MONTH RESULTS

         Cleveland, Ohio, July 24, 1997--Collaborative Clinical Research, Inc., (NASDAQ:CCLR) today reported financial results for the second quarter and first half of 1997.

         For the second quarter of 1997, Collaborative reported revenues of $4,459,000 and a net loss of $(486,000), or $(0.08) per share. These financial results are down in comparison to revenues of $6,842,000 and net income of $288,000, or $0.08 per share, for the second quarter of 1996.

         For the first six months of 1997, revenues were $9,037,000 and the net loss was $(905,000), or $(0.14) per share, after recognizing expenses of $300,000, or approximately $0.05 per share, related to the terminated negotiations for Collaborative to acquire U-Gene Research BV. These financial results are down in comparison to revenues of $12,144,000 and net income of $344,000, or $0.10 per share, for the first six months of 1996.

         Backlog currently stands at $24.6 million, compared to backlog of $20.3 million one year ago. The Company's backlog is composed of a number of large contracts, each with a different term and duration. As is customary, these contracts are subject to modification and/or possible cancellation. Therefore, the amount of backlog is not necessarily indicative of the Company's future quarterly or annual revenues.

         Dr. Jeffrey A. Green, President and Chief Executive Officer of Collaborative, stated, "We are disappointed in reporting a loss. The revenue decline in both the second quarter and the first half of 1997 compared to the comparable periods of last year reflects the fact that Collaborative's backlog remains below our goal. We added a senior level sales person during the second quarter, and we are looking to add more sales people. Based on current business levels, we do not anticipate that Collaborative will report a profit in either the third or the fourth quarters of 1997. In addition to the steps we are taking to address our backlog and performance issues, we have retained a financial advisor to assist us with our merger and acquisition activities, and with strategic joint venture alliances intended to further build our full-service capabilities."

         "We remain dedicated to rebuilding our upward momentum," Dr. Green concluded. "Our network based access model is increasingly being validated across the industry and we are working to address quality and performance issues within our Network. DataTRAKSM will assist in this effort by bringing a new level of near-real time quality assessment to clinical research. The DataTRAK Process offers the potential of a true competitive advantage in this industry and is being recognized by Sponsors as possessing the capability to accelerate drug development timelines. The roll out of DataTRAK is continuing and will require ongoing financial support. In the second quarter, our dedication to DataTRAK included the investment of one million dollars as well as expenses incurred of approximately $0.02 per share. The first revenue trial utilizing DataTRAK is expected to begin in September with a major pharmaceutical company."

                  Collaborative Clinical Research, Inc., manages a network comprised of over 540 affiliated multitherapeutic clinical research sites providing access to over 3,700 principal investigators in the United States, Canada and the United Kingdom. In addition, through the GFI and Walker acquisitions, the Company operates five research facilities, conducts Phase I through Phase IV clinical research and provides clinical reference laboratory and Institutional Review Board services. DataTRAK is the product of a joint venture between Collaborative and IBM Global Services, to develop and market an electronic data collection and project management system for use in clinical trials.


Except for the historical financial information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the degree of the Company's success in obtaining new contracts, the size and duration of clinical trials in which the Company and members of its network of affiliate sites participate and the timing of sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials. In addition, the Company's success depends on the various strategic initiatives that it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.



CONTACT:          Philip A. Stark
                  Vice President, Corporate Development
                  Collaborative Clinical Research, Inc.
                           216/491-9930

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA


                                                 June 30, 1997    December 31, 1996
                                                 -------------    -----------------
Cash and investments                              $34,452,052         $34,683,196
Accounts receivable, net                            5,805,192           8,420,539
Goodwill, net                                       7,923,982           8,131,875
Other                                               3,827,825           2,450,983
                                                  -----------         -----------
Total assets                                      $52,009,051         $53,686,593
                                                  ===========         ===========

Accounts payable and other current liabilities    $ 3,188,902         $ 4,138,805
Shareholders' equity                               48,820,149          49,547,788
                                                  -----------         -----------
Total liabilities and shareholders' equity        $52,009,051         $53,686,593
                                                  ===========         ===========



             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                              For the Three Months Ended June 30,
                                              -----------------------------------
                                                    1997                1996
                                                    ----                ----
Revenue                                         $ 4,458,869        $ 6,842,221
Direct costs                                      3,218,481          4,830,545
                                                -----------        -----------
   Gross profit                                   1,240,388          2,011,676

Selling, general and administrative expenses      2,112,284          1,520,903
Depreciation and amortization                       242,212            143,755
                                                -----------        -----------
   Income (loss) from operations                 (1,114,108)           347,018

Other income (expense):
  Interest income                                   522,167             86,624
  Interest expense                                     ----            (57,349)
  Income (loss) from joint venture                    6,449              7,219
                                                -----------        -----------
   Income (loss) before tax provision (benefit)    (585,492)           383,512

Tax provision (benefit)                             (98,996)            95,800
                                                -----------        -----------
   Net income (loss)                            ($  486,496)       $   287,712
                                                ===========        ===========
   Net income (loss) per share                  ($     0.08)       $      0.08
                                                ===========        ===========

Weighted average common shares outstanding        6,384,362          3,770,558
                                                ===========        ===========

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                               For the Six Months Ended June 30,
                                               ---------------------------------
                                                        1997            1996
                                                        ----            ----
Revenue                                            $  9,037,153    $ 12,144,437
Direct costs                                          6,389,288       8,843,152
                                                   ------------    ------------
  Gross profit                                        2,647,865       3,301,285

Selling, general and administrative expenses          4,125,486       2,613,516
Depreciation and amortization                           468,405         243,193
                                                   ------------    ------------
   Income (loss) from operations                     (1,946,026)        444,576

Other income (expense):
  Interest income                                       989,936         104,517
  Interest expense                                         --           (93,616)
  Income (loss) from joint venture                      (47,788)          2,700
                                                   ------------    ------------
   Income (loss) before tax provision (benefit)      (1,003,878)        458,177

Tax provision (benefit)                                 (98,996)        114,500
                                                   ------------    ------------
   Net income (loss)                               ($   904,882)   $    343,677
                                                   ============    ============
   Net income (loss) per share                     ($      0.14)   $       0.10
                                                   ============    ============

Weighted average common shares outstanding            6,363,466       3,433,942
                                                   ============    ============